PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, restated, or supplemented from time to time, this “Agreement”) is executed as of November 30, 2010 (the “Closing Date”), by Oak Tree Educational Partners, Inc., a Delaware corporation formerly known as Florham Consulting Corp. (the “Company”), each of the other “Pledgors” listed on the signature pages hereto or joining this Agreement in the capacity of “Pledgor” following the Closing Date (together with the Company, each a “Pledgor” and collectively, “Pledgors”), and Deerpath Funding, LP, a Delaware limited partnership (“Deerpath”), as Agent (in such capacity, together with any successor Agent under the Loan Agreement, “Agent”) for the ratable benefit of Lenders (defined below).

RECITALS

A.         Pledgors are party to that certain Loan Agreement dated as of the date hereof (as amended, restated or supplemented from time to time, the “Loan Agreement”), by and among Pledgors and each of the other Subsidiaries of the Company, current and future, as borrowers (each a “Borrower” and collectively, the “Borrowers”), the lenders party thereto (collectively, “Lenders”), and Agent, together with certain other Loan Documents, pursuant to which Lenders have agreed, subject to the terms and conditions therein, to make a senior-secured term loan to Borrowers in a single advance on the Closing Date in an amount equal to $3,000,000.

B.          Pledgors are the sole owners, directly or indirectly, of 100% of the issued and outstanding equity interests of the Pledged Issuers (defined below), as indicated on Schedule 1.

C.          Pledgors have agreed to grant to Agent (for the ratable benefit of the Lenders) a security interest in, and pledge and assign to Agent (for the ratable benefit of Lenders), the Collateral described herein, to secure the payment and performance of the Obligation when due.

D.          It is expressly understood among Pledgors, Agent and Lenders that the execution and delivery of this Agreement is a condition precedent to Lenders’ obligations to extend credit under the Loan Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Certain Definitions.  CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS AGREEMENT HAVE THE MEANINGS GIVEN THEM IN THE LOAN AGREEMENT OR IN THE UCC.  If the definition given a term in the Loan Agreement conflicts with the definition given that term in the UCC, the Loan Agreement definition shall control to the extent allowed by Law.  Terms used in this Agreement which are not capitalized but which are defined in the UCC shall have the meanings given them in the UCC.  If the definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall control.  As used in this Agreement:

“Agent” is defined in the introductory paragraph hereto.

“Agreement” means this Pledge Agreement together with all schedules, exhibits, and annexes attached to this Pledge Agreement, and all amendments, restatements, and supplements to this Pledge Agreement, the schedules, exhibits, and annexes.

“Borrower” and “Borrowers” are defined in the Recitals.

“Closing Date” is defined in the introductory paragraph hereto.

“Collateral” is defined in Section 3.

“Company” is defined in the introductory paragraph hereto.

“Deerpath” is defined in the introductory paragraph hereto.

“Default” means a “Default” under, and as defined in, the Loan Agreement.

“Equity Power” means a stock power or equity power, as applicable, substantially in the form of Annex A to this Agreement, executed and delivered by a Pledgor to Agent (for the ratable benefit of Lenders) pursuant to the terms of this Agreement.

“Equity Securities” is defined in the Loan Agreement.

“Fraudulent Conveyance” is defined in Section 5 of this Agreement.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and includes a private mediation or arbitration board or panel.

“Lender” and “Lenders” are defined in the Recitals, and also include any other Person that becomes a “Lender” under, and as defined in, the Loan Agreement.

“Loan Agreement” is defined in the Recitals.

“Obligation” means the “Obligation” under, and as defined in, the Loan Agreement.

“Pledged Interests” is defined Section 3.

“Pledgor” and “Pledgors” are defined in the introductory paragraph hereto and include, without limitation, each Pledgor as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for any Pledgor or all or substantially all of any Pledgor’s assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Law from time to time in effect affecting the rights of creditors generally.

“Securities Act” means the “Securities Act” under, and as defined in, the Loan Agreement.

“Security Interest” means the security interests granted and the transfers, pledges and collateral assignments made under Section 3 of this Agreement.

“Term Loan” is defined in the Loan Agreement.

“UCC” means (a) generally, and with respect to the definitions above, the Uniform Commercial Code, as adopted in New York, as amended from time to time, and (b) with respect to rights in states other than New York, the Uniform Commercial Code as enacted in the applicable state, as amended from time to time.

2.           Loan Agreement.  This Agreement is being executed and delivered pursuant to the terms and conditions of the Loan Agreement and related Loan Documents.  Each Security Interest is a “Lien” referred to in the Loan Agreement.

3.           Security Interest.  In order to secure the full and complete payment and performance of the Obligation when due, each Pledgor hereby grants to Agent, for the ratable benefit of Lenders, a continuing security interest in, and pledges and collaterally assigns to Agent, for the ratable benefit of Lenders, all of its rights, title and interest in and to the following (collectively, the “Collateral”):

(a)           the Equity Securities described in attached Schedule 1 (the “Pledged Interests”), whether or not evidenced or represented by any stock certificate, unit certificate, certificated security or other instrument, issued by the “Issuer(s)” set forth on Schedule 1 (each a “Pledged Issuer” and, collectively, the “Pledged Issuers”), the certificates representing the Pledged Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other equity dividends and any distributions in connection with a stock or other equity split) from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests;

(b)           any other Equity Securities of any Borrower or any other Person at any time and from time to time acquired by such Pledgor, the certificates representing such Equity Securities, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock or other equity dividends and any distributions in connection with a stock or other equity split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(c)           all investment property, financial assets, securities, capital stock, other equity interests, stock options and commodity contracts of such Pledgor, all notes, debentures, bonds, promissory notes or other evidences of indebtedness of such Pledgor, and all other assets now or hereafter received or receivable with respect to the foregoing;

(d)           all security entitlements of such Pledgor in any and all of the foregoing; and

(e)           all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by such Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

Notwithstanding the foregoing, if any such Person described above is organized or formed under the laws of a jurisdiction other than the District of Columbia or any State or territory of the United States of America, then the applicable Pledgor shall pledge not more than 66% of its equity interests in such Person.

4.           No Assumption or Modification.  The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligation when due, and is given as security only.  Neither Agent nor any Lender hereby assumes or shall be liable for any Pledgor’s liabilities, duties, or obligations under or in connection with the Collateral.  Neither Agent’s acceptance of this Agreement nor its taking any action in carrying out this Agreement shall constitute Agent’s or any Lender’s approval of the Collateral or Agent’s or any Lender’s assumption of any obligation under or in connection with the Collateral.  This Agreement does not affect or modify any Pledgor’s obligations with respect to the Collateral.

5.           Fraudulent Conveyance.  Notwithstanding anything contained in this Agreement to the contrary, each Pledgor agrees that if, but for the application of this Section 5, the Obligation or any Security Interest would constitute a preferential transfer under 11 U.S.C. § 547, a fraudulent conveyance under 11 U.S.C. § 548 (or any successor section) or a fraudulent conveyance or transfer under any state’s fraudulent conveyance or fraudulent transfer Law or similar Law in effect from time to time (each a “Fraudulent Conveyance”), then the Obligation and each affected Security Interest will be enforceable against such Pledgor to the maximum extent possible without causing the Obligation or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this Section 5.

6.           Representations and Warranties.  Pledgors hereby represent and warrant to Agent, jointly and severally, for the ratable benefit of Lenders, as follows:

(a)           The execution, delivery and performance by each Pledgor of this Agreement and each Pledgor’s performance of its obligations under this Agreement (i) are within its corporate, company or partnership power, (ii) have been duly authorized by the board of directors, board of managers, general partner, managing member or other applicable governing body of such Pledgor, and no other corporate or company action on the part of any Pledgor is necessary to authorize this Agreement, (iii) do not require action by, or filing with, any Governmental Authority or any action by any other Person (other than any action taken or filing made on or before the Closing Date), (iv) do not violate any provision of any Pledgor’s organizational documents, (v) do not violate any material provision of Law or any order of any Governmental Authority, in each case applicable to any Pledgor, (vi) do not materially violate, or constitute a material breach of, any material agreements to which it is a party (and no default exists on the part of such Pledgor under any agreement to which it is a party), and (vii) will not result in the creation or imposition of any Lien on any asset of any Pledgor other than Liens in favor of Agent and Permitted Liens.

(b)           This Agreement has been duly executed and delivered by each Pledgor and constitutes the legal, valid, and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law), and except to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

(c)           Each Pledgor has received and will receive the benefits of the Term Loan, and such benefits constitute good and valuable consideration for the Security Interest.

(d)           The Pledged Interests are duly authorized, validly issued, fully paid and non-assessable, and transfer thereof is not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws.

(e)           Each Pledgor owns the Collateral contained in attached Schedule 1 (as indicated with respect to such Pledgor on attached Schedule 1) free and clear of all Liens except for the Liens created hereunder.

(f)           The information contained in attached Schedule 1 is true and accurate and sufficiently describes all of the Collateral.

(g)           Each Pledgor has reviewed this Agreement and the other Loan Documents and has had the opportunity to review its rights and responsibilities thereunder with counsel.  Each Pledgor understands these rights and responsibilities and shall comply fully therewith.

(h)           Each Pledgor represents and warrants that Agent has a perfected first priority security interest in all uncertificated Pledged Interests pledged by it hereunder.

7.           Covenants.  Pledgors shall:

(a)           Promptly notify Agent of any material change in any fact or circumstances represented or warranted by any Pledgor with respect to any of the Collateral.

(b)           Promptly notify Agent of any Equity Securities of any Person that are acquired by any Pledgor subsequent to the execution of this Agreement.

(c)           Promptly notify Agent of any claim, action or proceeding materially affecting the security interest granted and the pledge and assignment made under Section 3 or title to any of the Collateral and, at the request of Agent, appear in and defend, at Pledgors’ expense, any such action or proceeding.

(d)          Not sell, assign or otherwise dispose of any Collateral, except as permitted in the Loan Agreement.

(e)          Not create, incur or suffer to exist any other Lien upon any of the Collateral.

(f)           At Pledgors’ expense and Agent’s reasonable request, file or cause to be filed such applications and take such other actions to obtain the consent or approval of any Governmental Authority to Agent’s rights hereunder, including, without limitation, the right to sell all the Collateral upon a Default without additional consent or approval from such Governmental Authority (and, because each Pledgor agrees that Agent’s remedies at law for failure of Pledgors to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, each Pledgor agrees that its covenants in this provision may be specifically enforced).

(g)           From time to time promptly execute and deliver to Agent all such other Equity Powers, assignments, certificates, supplemental documents, and financing statements (if appropriate) and amendments thereto, and do all other acts or things as Agent may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Security Interest.

(h)           Each Pledgor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then Pledgors shall cause the issuer of such Pledged Interests to record such pledge on the equityholder register or the books of the issuer and, upon Agent’s request, shall cause the issuer to execute and deliver to Agent an acknowledgment of the pledge of such Pledged Interests in a form reasonably satisfactory to Agent.

8.           Default; Remedies.  Should a Default occur and be continuing, Agent may, at its election, exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, exercising any or all Equity Powers delivered to Agent with respect to the Pledged Interests or applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and each Pledgor hereby consents to any such appointment).

9.           Notice.  Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgors and to any other person entitled to notice under the UCC; provided, that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind.  It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable for the purposes of this Section 9.

10.         Sales of Securities.  Each Pledgor recognizes that the Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Interests or any other securities constituting Collateral.  Agent is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Agent to render such sale exempt from the registration requirements of the Securities Act, and any applicable state securities laws, and no sale so made in good faith by Agent shall be deemed not to be “commercially reasonable” because so made.  Agent may make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.  Each Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Agent and/or any Lender or Lenders may, in such event, bid for the purchase of such securities.

11.         Application of Proceeds.  Agent shall apply the proceeds of any sale or other disposition of the Collateral in the following order:  first, to the payment of all its expenses incurred in retaking, holding and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Agent or any other Lender under this Agreement; and third, toward payment of the balance of the Obligation in accordance with the Loan Agreement.  Any surplus remaining shall be delivered to Pledgors or as a court of competent jurisdiction may direct.  If the proceeds are insufficient to pay the Obligation in full, Pledgors shall remain liable for any deficiency.

12.         Other Rights of Agent.

(a)           Performance.  In the event any Pledgor shall fail to perform any of its obligations hereunder with respect to the Collateral, then Agent may, at its option, but without being required to do so, take such action which such Pledgor is required, but has failed or refused, to take.  Any sum which may be expended or paid by Agent under this Section 12(a) (including, without limitation, court costs and attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Maximum Rate (as defined in the Loan Agreement) until paid and, together with such interest, shall be payable by Pledgors upon demand and shall be part of the Obligation.

(b)           Collection.  Upon notice from Agent, each Person obligated with respect to any of the Collateral, whether as an issuer, account debtor or otherwise (an “Obligor”) is hereby authorized and directed by each Pledgor to make payments on any of the Collateral (including, without limitation, dividends and other distributions) directly to Agent, regardless of whether such Pledgor was previously making collections thereon.  Subject to Section 12(e) hereof, until such notice is given, each Pledgor is authorized to retain and expend all payments made on Collateral.  Agent shall have the right in its own name or in the name of a Pledgor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Agent may determine; to demand, collect, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of any Pledgor on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into the possession of Agent; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Agreement.  If any Obligor fails or refuses to make payment on any Collateral when due, Agent is authorized, in its sole reasonable discretion, either in its own name or in the name of a Pledgor, to take such action as Agent shall deem appropriate for the collection of any such amounts.  The foregoing rights granted to Agent under this Section 12(b) may only be exercised while a Default has occurred and is continuing.  Regardless of any other provision hereof, neither Agent nor any Lender shall ever be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall Agent be under any duty whatsoever to anyone except Pledgors to account for funds that Agent shall actually receive hereunder.  Without limiting the generality of the foregoing, Agent shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Pledgors with respect to any of such matters (irrespective of whether Agent actually has, or may be deemed to have, knowledge thereof).  The receipt of Agent to any Obligor shall be a full and complete release, discharge and acquittance to such Obligor, to the extent of any amount so paid to Agent.

(c)           Record Ownership of Securities.  When a Default has occurred and is continuing, Agent at any time may have the Collateral registered in its name, or in the name of its nominee or nominees, as pledgee.  Each Pledgor shall execute and deliver to Agent all such proxies, powers of attorney, dividend coupons or orders and other documents as Agent may reasonably request for the purpose of enabling Agent to exercise the voting rights and powers which it is entitled to exercise hereunder and to receive the dividends and other payments which it is authorized to receive and retain hereunder.  Nothing in this Agreement shall prohibit the issuance of cash dividends by any Borrower if such distribution is permitted under the Loan Agreement.

(d)           Voting of Securities.  So long as no Default has occurred and is then continuing, Pledgors shall be entitled to exercise all voting rights pertaining to the Collateral.  After the occurrence and during the continuance of a Default, the right to vote the Collateral shall be vested exclusively in Agent.  To this end, each Pledgor irrevocably appoints Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to vote and to act with respect to the Collateral, subject to the understanding that such proxy may not be exercised unless a Default has occurred and is continuing.  The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

(e)           Certain Proceeds.  Any and all stock dividends or distributions in property made on or in respect of the Collateral, and any proceeds of the Collateral, whether such dividends, distributions, or proceeds result from a subdivision, combination or reclassification of the outstanding capital stock of any Person or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Pledgor may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by a Pledgor or Pledgors, be held in trust for the benefit of Agent, and shall, except to the extent consisting of cash proceeds, forthwith be delivered to Agent (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by the Pledgor in accordance with Agent’s instructions) to be held subject to the terms hereof.  Prior to the occurrence and continuation of a Default, any cash proceeds of Collateral which come into the possession of Agent may, at Pledgors’ option, be applied in whole or in part to the Obligation, or be released in whole or in part to or on the written instructions of Pledgors for any general or specific purpose not in violation of the Loan Agreement, or be retained in whole or in part by Agent as additional Collateral.  Upon the occurrence and during the continuance of a Default, any cash proceeds of Collateral shall be applied to the Obligation.

(f)           Financing Statements.  Each Pledgor hereby irrevocably authorizes Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (i) (A) indicate the Collateral as “the Collateral described in the Pledge Agreement,” (B) describe the Collateral in terms similar to those used in Section 3, or (C) otherwise describe the Collateral as being of an equal or lesser scope or with greater detail, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and (ii) contain any other information required by Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment.  Each Pledgor further ratifies and affirms its authorization for any financing statements and/or amendments thereto that Agent has filed in any jurisdiction prior to the date of this Agreement.

13.         Arbitration.  The parties acknowledge and agree that this Agreement is a Loan Document, and that the arbitration provisions of the Loan Agreement shall apply to all disputes, claims and controversies arising out of this Agreement.

14.         Miscellaneous.

(a)           Term.  Upon full and final payment of the Obligation and final termination of Lenders’ commitment to lend under the Loan Agreement without Agent having exercised its rights under this Agreement, this Agreement shall terminate; provided, that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Agreement, but shall be fully protected in making payment directly to Agent.

(b)           Notice.  Any notice or communication required or permitted under this Agreement must be given as prescribed in the Loan Agreement.

(c)           Governing Law.  This Agreement is to be construed, and its performance enforced, under New York law, without regard to conflict of law principles.

(d)           Loan Agreement.  In the event of any conflict or inconsistency between the terms hereof and the Loan Agreement, the terms of the Loan Agreement shall control.

(e)           Multiple Counterparts and Facsimile Signatures.  This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Agreement may be transmitted and signed by electronic mail and facsimile, and (.pdf) and facsimile copies of manually-signed originals shall have the same effect as manually-signed originals and shall be binding on Pledgors and Agent.

(f)           Binding Effect; Survival.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective successors and permitted assigns.  Unless otherwise provided, all covenants, agreements, indemnities, representations and warranties made in any of the Loan Documents survive and continue in effect as long as the Obligation is outstanding or the Lenders’ commitment to lend under the Loan Agreement is in effect.

(g)           Amendments.  This Agreement may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Agent and Pledgors.

(h)           Entirety.  THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING BUT NOT LIMITED TO, THE PROVISIONS RELATING TO GOVERNING LAW, JURY WAIVER, VENUE, SERVICE OF PROCESS, AND ARBITRATION, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement as of the date first written above.

AGENT:

Deerpath Funding, LP
a Delaware limited partnership,
as Agent

By:	Deerpath Funding General Partner, Inc.,
its general partner

By:	/s/ James H. Kirby
Name: James H. Kirby
Title: President

[Signature Page 1 of 2 to Pledge Agreement]

PLEDGORS:

Oak Tree Educational Partners, Inc.
a Delaware corporation

By:	/s/ Joseph J. Bianco
Name: Joseph J. Bianco
Title: Chief Executive Officer

Educational Investors, Inc.
a Delaware corporation

By:	/s/ Joseph J. Bianco
Name: Joseph J. Bianco
Title: Chief Executive Officer

Educational Training Institute, Inc.
a New York corporation

By:	/s/ Joseph Monaco
Name: Joseph Monaco
Title: President

[Signature Page 2 of 2 to Pledge Agreement]

SCHEDULE 1
Pledged Interests

Pledgor	Issuer	Pledged Interests
Oak Tree Educational Partners, Inc.	Educational Investors, Inc.	1,000 shares (100% of capital stock)
Oak Tree Educational Partners, Inc.	Educational Training Institute, Inc.	100 shares (100% of capital stock)
Educational Investors, Inc.	Valley Anesthesia, Inc.	1,000 shares (100% of capital stock)
Educational Investors, Inc.	Training Direct, LLC	100% of the membership interests
Educational Training Institute, Inc.	Culinary Tech Center LLC	100% of the membership interests
Educational Training Institute, Inc.	Professional Culinary Institute LLC	100% of the membership interests

[Schedule 1]

ANNEX A
TO
PLEDGE AGREEMENT

FORM OF EQUITY POWER

(See attached.)

Annex A to Pledge Agreement

EQUITY POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto ____________________________________, (________) ______________________ of _____________________, a __________________ (the “Company”), registered in its name on the books of the Company, and does hereby irrevocably constitute and appoint ____________________________ as its attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated: _______________,_____

a _______________________

By:
Name:
Title:

IN THE PRESENCE OF

[WITNESS]

Annex A to Pledge Agreement